Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Ron Gales, (626) 302-7927

Edison International Reports Third Quarter and Year-to-Date 2019 Results

ROSEMEAD, Calif., October 29, 2019 - Edison International (NYSE: EIX) today reported third quarter 2019 net income of $471 million, or $1.36 per share, compared to net income of $513 million, or $1.57 per share a year ago. As adjusted, third quarter 2019 core earnings were $519 million, or $1.50 per share, compared to core earnings of $510 million, or $1.56 per share, in the third quarter 2018.
Southern California Edison's (SCE) third quarter 2019 earnings per share (EPS) decreased by $0.19 from the third quarter 2018, consisting of lower core EPS of $0.03 and lower non-core EPS of $0.16. The decrease in SCE's core EPS from prior year was primarily due to the increase in shares outstanding related to the equity offering in July 2019 and higher wildfire mitigation expenses, which were partially offset by the adoption of the 2018 General Rate Case (GRC) final decision in the second quarter of 2019 and higher Federal Energy Regulatory Commission (FERC) revenue due to the pending settlement of SCE's 2018 Formula Rate proceeding. SCE's lower non-core EPS was due to the amortization of SCE's contributions to the Wildfire Insurance Fund.

Edison International Parent and Other’s third quarter 2019 loss per share from continuing operations increased by $0.02 compared to third quarter 2018, consisting of higher core loss per share of $0.03 and lower non-core loss per share of $0.01. The higher core loss per share was primarily due to higher interest expense as a result of increased borrowings.

“During the quarter, we filed our 2021 General Rate Case application that strikes a balance across SCE’s core work of improving the reliability and security of electric service, helping California meet its clean energy goals, and reducing the risk of catastrophic wildfires,” said Pedro Pizarro, president and chief executive officer of Edison International. “Additionally, we continued to implement elements of Assembly Bill 1054 by making our initial contribution of $2.4 billion to the wildfire fund.”

Year-to-Date Earnings

For the nine months ended September 30, 2019, Edison International reported net income of $1.1 billion, or $3.43 per share, compared to $1.0 billion, or $3.09 per share, during the same period in 2018. As adjusted, Edison International’s core earnings were $1.2 billion, or $3.73 per share, compared to $1.0 billion, or $3.21 per share, in the year-to-date period in 2018.

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

SCE's year-to-date 2019 EPS increased $0.22 from the same period prior year, consisting of higher core EPS of $0.54, offset by higher non-core loss per share of $0.32. The increase in SCE's core EPS was primarily due to the adoption of the 2018 GRC final decision in the second quarter 2019, higher FERC revenue due to the pending settlement of SCE's 2018 Formula Rate proceeding and timing of regulatory deferrals of wildfire insurance costs, which were partially offset by the increase in shares outstanding related to the equity offering in July 2019 and higher wildfire mitigation and other maintenance expenses. SCE's higher non-core loss per share was mainly due to a $0.14 loss per share of amortization related to SCE's contributions to the Wildfire Insurance Fund and $0.38 loss per share related to the impairment charge resulting from the disallowance of certain historical capital expenditures in SCE's 2018 GRC final decision recorded in the second quarter 2019, which were partially offset by $0.21 per share of income tax benefits related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a California Public Utilities Commission (CPUC) resolution issued in February 2019.

Edison International Parent and Other’s year-to-date 2019 loss per share from continuing operations decreased by $0.12 compared to the same period in 2018, consisting of higher core loss per share of $0.02 and lower non-core loss per share of $0.14. The higher core loss per share was primarily due to higher interest expense, partially offset by lower loss per share at the competitive business under Edison Energy Group. The lower non-core loss per share was primarily related to the absence of the loss recorded in connection with the sale of SoCore Energy in April 2018.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2019 Earnings Guidance

The company updated its earnings guidance for 2019 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2019 Earnings Guidance

	2019 Earnings Guidance			2019 Earnings Guidance
	as of July 25, 2019			as of October 29, 2019
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	$4.46	$4.56	$4.66	$4.41	$4.51	$4.61
Less: Non-core Items*	(0.15)	(0.15)	(0.15)	(0.29)	(0.29)	(0.29)
EIX Core EPS	$4.61	$4.71	$4.81	$4.70	$4.80	$4.90
* There were ($99) million, or ($0.29) per share of non-core items recorded for the nine months ended September 30, 2019, calculated based on an assumed weighted average share count for 2019.

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a distributor and generator of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and costs incurred to prevent future wildfires;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•
risks associated with AB 1054 effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the Wildfire Insurance Fund, the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054;

•	ability of SCE to implement its WMP, including effectively implementing Public Safety Power Shut-Offs when appropriate;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory and legislative authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, wildfire mitigation efforts, and delays in regulatory and legislative actions;

•	ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade Edison International or SCE's credit ratings or to place those ratings on negative watch or outlook;

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers;

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2018 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2018 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Forward-looking statements speak only as of the date they are made and neither Edison International nor SCE are obligated to publicly update or revise forward-looking statements. Readers should review future reports filed by Edison International and SCE with the SEC. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday, October 29, 2019, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-800-627-9894 (US) and 1-402-220-0238 (Int’l) - Passcode: 0219
Telephone replay available through November 12, 2019
Webcast:     www.edisoninvestor.com

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended September 30,			Nine months ended September 30,
	2019	2018	Change	2019	2018	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.45	$1.64	$(0.19)	$3.65	$3.43	$0.22
Edison International Parent and Other	(0.09)	(0.07)	(0.02)	(0.22)	(0.34)	0.12
Edison International	1.36	1.57	(0.21)	3.43	3.09	0.34
Less: Non-core items
SCE	(0.14)	0.02	(0.16)	(0.30)	0.02	(0.32)
Edison International Parent and Other	—	(0.01)	0.01	—	(0.14)	0.14
Total non-core items	(0.14)	0.01	(0.15)	(0.30)	(0.12)	(0.18)
Core earnings (losses)
SCE	1.59	1.62	(0.03)	3.95	3.41	0.54
Edison International Parent and Other	(0.09)	(0.06)	(0.03)	(0.22)	(0.20)	(0.02)
Edison International	$1.50	$1.56	$(0.06)	$3.73	$3.21	$0.52
Note: Diluted earnings were $1.35 and $1.57 per share for the three months ended September 30, 2019 and 2018 respectively, and $3.42 and $3.08 per share for the nine months ended September 30, 2019 and 2018.

Third Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended September 30,			Nine months ended September 30,
(in millions)	2019	2018	Change	2019	2018	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$503	$536	$(33)	$1,215	$1,119	$96
Edison International Parent and Other	(32)	(23)	(9)	(74)	(112)	38
Edison International	471	513	(42)	1,141	1,007	134
Less: Non-core items
SCE[1,2]	(48)	7	(55)	(99)	7	(106)
Edison International Parent and Other[3]	—	(4)	4	—	(46)	46
Total non-core items	(48)	3	(51)	(99)	(39)	(60)
Core earnings (losses)
SCE	551	529	22	1,314	1,112	202
Edison International Parent and Other	(32)	(19)	(13)	(74)	(66)	(8)
Edison International	$519	$510	$9	$1,240	$1,046	$194

[1]
Includes a charge of $67 million ($48 million after-tax) recorded in the third quarter of 2019 from the amortization of SCE’s contributions to the Wildfire Insurance Fund. The nine months ended September 30, 2019 also includes an impairment charge of $170 million ($123 million after-tax) related to disallowed historical capital expenditures in SCE's 2018 GRC final decision in the second quarter of 2019 and income tax benefits of $69 million recorded in 2019 related to the changes in allocation of deferred tax re-measurement between customers and shareholders.

[2]	Includes income of $10 million ($7 million after-tax) recorded in 2018 related to the approval of the Revised San Onofre Settlement Agreement
3 Includes loss of $62 million ($49 million after-tax) recorded in 2018 related to sale of SoCore Energy

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

Consolidated Statements of Income	Edison International

	Nine months ended September 30,
(in millions, except per-share amounts, unaudited) )	2019	2018
Total operating revenue	$9,377	$9,648
Purchased power and fuel	3,848	4,344
Operation and maintenance	2,318	2,068
Depreciation and amortization	1,260	1,391
Property and other taxes	302	301
Impairment and other	166	60
Other operating income	(5)	(5)
Total operating expenses	7,889	8,159
Operating income	1,488	1,489
Interest expense	(619)	(538)
Other income and (expense)	151	176
Income before taxes	1,020	1,127
Income tax (benefit) expense	(212)	43
Net income	1,232	1,084
Preferred and preference stock dividend requirements of SCE	91	91
Other noncontrolling interests	—	(14)
Net income attributable to Edison International common shareholders	$1,141	$1,007
Basic earnings per share:
Weighted-average shares of common stock outstanding	333	326
Basic earnings per common share attributable to Edison International common shareholders	$3.43	$3.09
Diluted earnings per share:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	334	327
Diluted earnings per common share attributable to Edison International common shareholders:	$3.42	$3.08

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$547	$144
Receivables, less allowances of $51 and $52 for uncollectible accounts at respective dates	1,099	730
Accrued unbilled revenue	639	482
Inventory	348	282
Income tax receivables	127	191
Prepaid expenses	293	148
Derivative assets	49	171
Regulatory assets	1,120	1,133
Wildfire Insurance Fund contributions	323	—
Other current assets	117	78
Total current assets	4,662	3,359
Nuclear decommissioning trusts	4,479	4,120
Other investments	89	63
Total investments	4,568	4,183
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,873 and $9,566 at respective dates	43,150	41,269
Nonutility property, plant and equipment, less accumulated depreciation of $84 and $82 at respective dates	85	79
Total property, plant and equipment	43,235	41,348
Regulatory assets	5,731	5,380
Wildfire Insurance Fund contributions	2,849	—
Operating lease right-of-use assets	705	—
Other long-term assets	2,462	2,445
Total long-term assets	11,747	7,825

Total assets	$64,212	$56,715

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	September 30, 2019	December 31, 2018
LIABILITIES AND EQUITY
Short-term debt	$1,000	$720
Current portion of long-term debt	479	79
Accounts payable	1,663	1,511
Customer deposits	302	299
Regulatory liabilities	1,010	1,532
Current portion of operating lease liabilities	91	—
Other current liabilities	1,458	1,254
Total current liabilities	6,003	5,395
Long-term debt	17,066	14,632
Deferred income taxes and credits	5,023	4,576
Pensions and benefits	861	869
Asset retirement obligations	3,030	3,031
Regulatory liabilities	8,544	8,329
Operating lease liabilities	615	—
Wildfire-related claims	4,669	4,669
Other deferred credits and other long-term liabilities	3,048	2,562
Total deferred credits and other liabilities	25,790	24,036
Total liabilities	48,859	44,063
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 358,522,961 and 325,811,206 shares issued and outstanding at respective dates)	4,746	2,545
Accumulated other comprehensive loss	(55)	(50)
Retained earnings	8,469	7,964
Total Edison International's common shareholders' equity	13,160	10,459
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Total equity	15,353	12,652

Total liabilities and equity	$64,212	$56,715

Edison International Reports Third Quarter and Year-to-Date 2019 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended September 30,
(in millions, unaudited)	2019	2018
Cash flows from operating activities:
Net income	$1,232	$1,084
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,316	1,639
Allowance for equity during construction	(75)	(76)
Impairment and other	166	60
Deferred income taxes and investment tax credits	(221)	133
Other	88	48
Nuclear decommissioning trusts	(114)	(86)
Contributions to Wildfire Insurance Fund	(2,363)	—
Changes in operating assets and liabilities:
Receivables	(383)	(325)
Inventory	(68)	(25)
Accounts payable	284	20
Tax receivables and payables	163	137
Other current assets and liabilities	(340)	(424)
Regulatory assets and liabilities, net	(470)	213
Other noncurrent assets and liabilities	(32)	(127)
Net cash (used in) provided by operating activities	(817)	2,271
Cash flows from financing activities:
Long-term debt issued, net of premium, discount and issuance costs of $2 and $63 for the respective periods	2,902	3,237
Term loan issued	1,000	—
Long-term debt matured	(81)	(654)
Common stock issued	2,165	—
Short-term debt financing, net	(722)	(2,228)
Payments for stock-based compensation	(64)	(37)
Receipts from stock option exercises	51	20
Dividends to noncontrolling interests	(96)	(96)
Dividends paid	(594)	(591)
Other	(3)	38
Net cash provided by (used in) financing activities	4,558	(311)
Cash flows from investing activities:
Capital expenditures	(3,497)	(3,241)
Proceeds from sale of nuclear decommissioning trust investments	3,354	3,017
Purchases of nuclear decommissioning trust investments	(3,240)	(2,931)
Proceeds from sale of SoCore Energy, net of cash acquired by buyer	—	78
Other	38	64
Net cash used in investing activities	(3,345)	(3,013)
Net increase (decrease) in cash, cash equivalents and restricted cash	396	(1,053)
Cash, cash equivalents and restricted cash at beginning of period	152	1,132
Cash, cash equivalents and restricted cash at end of period	$548	$79